SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549






                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)     December 22, 1999

                               Host Funding, Inc.

             (Exact name of registrant as specified in its charter)




         Maryland                   1-14280                    52-1907962
(State or other jurisdiction)      (Commission                (IRS Employer
      of incorporation)            File Number)             Identification No.)


   6116 N. Central Expressway, Suite 1313, Dallas, Texas       75206

      (Address of principal executive offices)               (Zip Code)



        Registrant's telephone number, including area code: 214-750-0760


                                       N/A

          (Former name or former address, if changed since last report)



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Item 1. Change in Control of Registrant

Description of Transaction

         On December 22, 1999, Host Funding, Inc., a Maryland corporation (the "Company"), completed a transaction pursuant to which the Company sold to MacKenzie Patterson, Inc., a California real estate venture capitalist ("MPI"), 500,000 shares of the Company's newly issued Series "A" Convertible Preferred Stock, $0.01 par value per share (the Series "A" Preferred"), for a purchase price of $3.00 per share. By purchasing the Series "A" Preferred Stock, MPI increased ownership of the outstanding voting stock of the Company by MPI and certain of its affiliates from approximately 7% to approximately 36.2%. In exchange for the shares of Series "A" Preferred, the Company received $1,500,000 in cash which will be used by the Company to pay current obligations and for working capital. The Company also issued to MPI warrants to purchase 500,000 shares of the Class "A" Common Stock of the Company for an exercise price of $3.00 per share, exercisable at any time for a period of six years from the date of issuance (the "Warrants"). Concurrently with the purchase of the shares of Series "A" Preferred and the issuance of the Warrants, the Company and MPI entered into an Advisory Agreement dated effective as of January 1, 2000 pursuant to which MPI will assume the day-to-day operations of the Company and direct new investments.

Description of Acquiring Group

        MPI is a California corporation based in Moraga, California. Established in 1981, MPI performs administration, management and related services for a number of entities. The controlling interest in MPI is owned equally by C.E. Patterson and his wife Berniece A. Patterson. C.E. Patterson is president and a director of MPI; Berniece Patterson is a director of MPI; and Glen W. Fuller is a director and assistant vice president of MPI. Robert E. Dixon, a director of the Company and beneficial owner, through entities under his management, of approximately 11.5% of the Company's outstanding voting stock after the transaction described herein, is married to the daughter of Berniece Patterson. Mr. Fuller is the son of Berniece Patterson.

         MPI financed the transaction partially out of its working capital and partially out of the proceeds of an unsecured demand loan from Cal Kan, Inc., a corporation formed to make real estate and other investments owned 50% by C.E. Patterson and 50% by Thomas A. Frame.

Description of Series "A" Preferred and Warrants

Series "A" Preferred

         On December 20, 1999, the Company filed Articles Supplementary with the Maryland State Department of Taxation designating 2,000,000 shares of the authorized but unissued shares of Preferred Stock of the Company as Series "A" Convertible Preferred Stock, $0.01 par value per share (the "Series 'A' Preferred"). Of the 2,000,000 shares of the Series "A" Preferred designated by the Company, MPI purchased 500,000 shares for a purchase price of $3.00 per share. The holders of the Series "A" Preferred are entitled to participate pro rata with the holders of shares of the Class "A" Common Stock of the Company (the "Class 'A' Common") with respect to dividend distributions and are

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entitled  to  a  liquidation  preference  of $4.00 per share over the holders of shares of Series "A" Common, upon the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company. The holders of shares of Series "A" Preferred also have the right, exercisable at any time after December 23, 2002, to convert such shares into shares of Class "A" Common on a one-for-one basis (the "Conversion Ratio"), or to require the Company to redeem all or any part of the shares of Series "A" Preferred at the redemption price of $4.00 per share plus any accrued and unpaid cash dividends thereon. The Conversion Ratio is subject to adjustment upon the occurrence of certain events, including, without limitation, issuance of additional shares of Class "A" Common, stock dividends, stock splits, mergers, reclassifications of stock, or a recapitalization of the Company. The holders of shares of Series "A" Preferred are entitled to the number of votes equal to the number of shares of Class "A" Common into which a share of Series "A" Preferred is convertible and are further entitled to vote together as a single group with the holders of Class "A" Common on all matters submitted or required to be submitted to the Company's common stockholders for approval. The holders of Series "A" Preferred, voting together as a single voting group have the right to elect, at each annual stockholders meeting of the Company, two (2) of the five (5) members of the Board of Directors of the Company.

Warrants

         The Company issued Warrants to MPI to purchase 500,000 shares of Class "A" Common for an exercise price of $3.00 per share (the "Warrants"). The Warrants are exercisable at any time after the date of issuance with an expiration date of December 21, 2005. The Warrants are subject to exercise price adjustments upon the occurrence of certain events, including, without limitation, stock dividends, stock splits, mergers, reclassifications of stock, or a recapitalization of the Company.

Registration Rights to Holders of Series "A" Preferred and Warrants

         Pursuant to the terms and conditions of a Registration Rights Agreement (the "Registration Agreement") between the Company and MPI, the holders of the Series "A" Preferred and the Warrants are entitled to certain demand and "piggy-back" registration rights relating to the shares of Class "A" Common issuable upon conversion of the Series "A" Preferred or upon exercise of the Warrants (the "Underlying Common Stock"). The Registration Agreement provides that at any time after the date of issuance the holders of at least twenty-five percent (25%) of the Series "A" Preferred and the Warrants may make in the aggregate, up to four (4) written requests to register the number of shares of Underlying Common Stock set forth in each written request. In addition, if the Company proposes to fill a registration statement under the Securities Act of 1933 with respect to an offering by the Company for its own account (other than a registration statement on Form S-4 or Form S-8), the holders of Series "A" Preferred and the Warrants shall be entitled to participate in the Company registration, subject to the approval of the Company underwriter.

Description of Advisory Agreement

         Pursuant to the terms and conditions of an Advisory Agreement (the "Advisory Agreement") between the Company and MPI, the Company engaged MPI as the external advisor of the Company. Under the Advisory Agreement, the
Company appointed MPI as the Company's exclusive agent to supervise the day-to-day operations of the Company, including, overseeing the current lessees of the Company's existing hotel properties, serving as the Company's advisor and consultant in connection with the administrative, policy and investment decisions made by the Board of Directors of the Company, and performing or supervising the various administrative and accounting functions necessary for the management of the Company. The Company will pay MPI an advisory fee of $350,000 per year for the advisory and administrative services provided to MPI under the Advisory Agreement. In order to implement the responsibilities of MPI under the Advisory Agreement, the Company's principal offices will be relocated to Moraga, California.

Resignation of Director and President

         Effective as of December 21, 1999, Michael S. McNulty resigned as a director of the Company and was replaced by Mr. Glen W. Fuller, an officer and director of MPI. Effective as of December 31, 1999, Mr. McNulty also resigned as the President and Chief Executive Officer of the Company and was replaced by Mr.
C. E. ("Pat") Patterson, a principal and majority owner of MPI. Pursuant to the terms of the Series "A" Preferred, MPI, as the holder of all of the outstanding shares of the Series "A" Preferred, is entitled to elect two (2) of the five (5) directors of the Company at each annual meeting of the stockholders of the Company.

Item 2. Acquisition or Disposition of Assets

         Not Applicable.

Item 3. Bankruptcy or Receivership

         Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant

         Not Applicable.

Item 5. Other Events

         Not Applicable.

Item 6. Resignations of Registrant's Directors

         Not Applicable.

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Item 7. Financial Statements and Exhibits

         (a) Financial Statements of Business Acquired

                  Not Applicable.

         (b) Pro Forma Financial Information

                  Not Applicable.

         (c) Exhibits

       2.1 Stock Purchase Agreement dated effective as of December 21, 1999 by and between Host Funding, Inc. and MacKenzie Patterson, Inc.

       2.2 Advisory Agreement dated effective as of January 1, 2000 by and between Host Funding, Inc. and MacKenzie Patterson, Inc.

       2.3 Articles Supplementary filed with the State Department of Assessments and Taxation of the State of Maryland on December 20, 1999.

       2.4 Warrant Agreement dated effective as of December 21, 1999 by and between Host Funding, Inc. and MacKenzie Patterson, Inc.

       2.5 Registration Rights Agreement dated effective as of December 21, 1999 by and between Host Funding, Inc. and MacKenzie Patterson, Inc.

Item 8. Change in Fiscal Year

                  Not Applicable

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Host Funding, Inc.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:

HOST FUNDING, INC.


By: /s/ Michael S. McNulty, President
         Michael S. McNulty, President


MACKENZIE PATTERSON, INC.


By: /s/ C.E. Patterson
Name:  C.E. Patterson
Title: President

By:

Date     January 6, 2000